Entity #
E0317712005-6

Document Number:
20060550760-81

Date Filed:
8/29/2006 9:00:08 AM
In the office of

Dean Heller
Secretary of State

DEAN HELLER
Secretary of State
[illegible]

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
MAVRIA RESOURCES CORPORATION

2. The articles have been amended as follows (provide article numbers, if available):
1. NAME OF CORPORATION: PARAGON ENERGY CORPORATION

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 37,200,000 shares - 71.21%

4. Effective date of filing (optional):

5. Officer Signature (required):

GORDON A. SAMSON, Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, [illegible]

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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